UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

GameStop Corp.

(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No. :
	(3)	Filing party:
	(4)	Date Filed:

GameStop Announces First Quarter Fiscal 2021

Earnings Release Date and Confirms Annual Shareholder Meeting Date

Grapevine, Texas (June 2, 2021)—GameStop Corp. (NYSE: GME), today announced that it will report first quarter fiscal 2021 earnings results after the market closes on Wednesday, June 9, 2021. The Company will host an investor conference call at 5:00 pm ET on the same day to review the company’s financial results. This call and any supplemental information can be accessed at GameStop Corp.’s investor relations home page at http://investor.GameStop.com/. The phone number for the investor conference call is 877-451-6152 and the confirmation code is 13720011. The conference call will be archived for two months on GameStop’s corporate website.

Annual Shareholders Meeting

The Company also confirmed that its Annual Shareholders Meeting is scheduled for Wednesday, June 9, 2021 at 625 Westport Parkway, Grapevine, Texas. The meeting, which is not open to the media and requires shareholders to provide proof of ownership through legal proxy and valid identification, is expected to take place at 10:00am CT/11:00am ET and conclude at 10:15am CT/11:15am ET. COVID-19 safety protocols will be followed. Chief Executive Officer and director George Sherman will attend the meeting in-person with the remainder of the Board of Directors attending virtually.

About GameStop

GameStop, a Fortune 500 company headquartered in Grapevine, Texas, is a leading specialty retailer offering games and entertainment products through its E-Commerce properties and thousands of stores. Visit www.GameStop.com to explore our products and offerings. Follow @GameStop and @GameStopCorp on Twitter and find us on Facebook at www.facebook.com/GameStop.

Contact

GameStop Corp. Investor Relations

(817) 424-2001

investorrelations@gamestop.com